PNM Resources
Alvarado Square
Albuquerque, NM 87158
www.pnmresources.com
EXHIBIT 32.6
CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO § 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2007, for Texas-New Mexico Power Company (“Company”), as filed with the Securities and Exchange Commission on August 13, 2007 (“Report”), I, Thomas G. Sategna, Vice President, Controller and Treasurer of the Company, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2007	By:	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President, Controller and Treasurer Texas-New Mexico Power Company